CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND CHIEF ACCOUNTING OFFICER OF
               IOS CAPITAL, LLC PURSUANT TO 18 U.S.C. SECTION 1350
                               -------------------

We certify that, to the best of our knowledge and belief, the Quarterly Report on Form 10-Q of IOS Capital, LLC for the period ending June 30, 2002:

(1) complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of IOS Capital, LLC.



/s/ Russell S. Slack                         /s/ Harry G. Kozee
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Russell S. Slack                             Harry G. Kozee
President                                    Vice President - Finance
(Principal Executive Officer)                (Chief Accounting Officer)
August 14, 2002                              August 14, 2002